Exhibit 99.1

PLX Technology, Inc. Reports Second Quarter 2013 Financial Results

•	Record First-Half Profitability
•	Record PCI Express Revenues (Up Eight Percent Over Q1)
•	First $20 Million PCI Express Quarter

SUNNYVALE, Calif., July 22, 2013 -- PLX Technology, Inc. (PLX®) (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced second quarter revenues of $26.8 million and net income of $1.7 million, or $0.04 per share (diluted).

“Our ongoing commitment to controlling costs and focusing on our growing leadership in PCI Express has resulted in consecutive profitable quarters,” said David Raun, PLX president and CEO.  “Although we still have much to do, these two quarters combined produced the most profitable first six months of any year in the company’s history.  PCI Express grew eight percent, led by Gen3 growth setting a new record and producing our first $20 million PCI Express quarter.  PCI Express is now 75 percent of our sales, up from 67 percent one year ago.”

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q2 2013	Q1 2013	Q2 2012	2013	2012
Net revenues	$26.9	$26.2	$25.4	$53.1	$50.0
Operating expense	$11.8	$11.6	$12.9	$23.4	$27.6
Operating income from continuing operations	$3.3	$3.9	$2.2	$7.2	$1.5
Income from continuing operations	$3.1	$3.8	$2.6	$6.9	$1.9
Income per share (diluted) from continuing operations	$0.07	$0.09	$0.06	$0.15	$0.03

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes lawsuit verdict contingency accrual expense, share-based compensation, acquisition, restructuring and impairment charges, amortization of acquired intangibles and discontinued operations.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q2 2013	Q1 2013	Q2 2012	2013	2012
Net revenues	$26.9	$26.2	$25.4	$53.1	$50.0
Operating expense	$13.3	$12.7	$16.0	$26.0	$31.2
Operating income (loss) from continuing operations	$1.8	$2.9	$(0.9)	$4.6	$(2.1)
Income (loss) from continuing operations	$1.7	$2.7	$(0.5)	$4.4	$(1.7)
Income (loss) per share (diluted) from continuing operations	$0.04	$0.06	$(0.01)	$0.09	$(0.04)

“Our leadership position in PCI Express, along with innovative products in development, is driving growth and new opportunities in the enterprise data center and cloud,” said Raun.  “Networking and enterprise storage are leading the way on the design win front with strong activity around PCIe SSD platforms.  We believe PLX won every significant switch design opportunity this past quarter.

“We estimate that the PCI Express market will grow by 15 to 25 percent in 2013.  As we discussed last quarter, our continued revenue increases in PCI Express are expected to be somewhat offset through this year by declines in sales of our legacy connectivity products.  However, we expect to exit 2013 with less than 20 percent of revenue from connectivity.  Market growth, market share gains, solid design activity, and declining impact from connectivity products, should position PLX for greater growth in future quarters.”

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its third quarter 2013 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the third quarter ending September 30, 2013 are expected to be between $25.5 million and $27.5 million;
•	GAAP gross margins are expected to be approximately 57 percent, approximately one percent lower than non-GAAP margins;
•	Operating expenses are expected to be approximately $13.6 million. Included in operating expenses are share-based compensation related charges of approximately $0.6 million;
•	Annual non-GAAP operating expense guidance reduced from $52M to $51M as a result of tight expense control.

Conference Call
PLX management plans to conduct a conference call and webcast today at 1:30 p.m. (PT) to discuss its second quarter results, as well as its third quarter 2013 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at (866) 515-2908, using access code 94187306.  International callers may dial +1 (617) 399-5122.  A recorded replay of this webcast will be available on the PLX Website beginning 3:30 p.m. (PT) on July 22, 2013, through 11:59 p.m. (PT) on July 29, 2013.  To listen to the replay via telephone, call (888) 286-8010 and use access code 30028808.  International callers may dial +1 (617) 801-6888.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude lawsuit verdict contingency accrual expense, share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges, amortization of acquired intangibles and discontinued operations. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook,” and statements regarding PLX’s future growth and new opportunities, demand for PCI Express, PCI Express market growth, declines in Connectivity products, and continued cost controls.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012, and PLX’s quarterly report on Form 10-Q for the quarter ended March 31, 2013, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

PLX, and the PLX logo, are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Editorial contact:
David Hurd
Sr. Director, Corporate Communication
Tel: (408) 328-3594
dhurd@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2013	2013	2012	2013	2012

Net revenues	$26,850	$26,218	$25,437	$53,068	$49,969
Cost of revenues	11,777	10,693	10,370	22,470	20,925
Gross margin	15,073	15,525	15,067	30,598	29,044
Operating expenses:
Research and development	6,480	5,961	5,993	12,441	12,538
Selling, general and administrative	6,804	6,419	7,588	13,223	16,109
Acquisition and restructuring related costs	-	291	2,350	291	2,350
Amortization of purchased intangible assets	-	-	78	-	159
Total operating expenses	13,284	12,671	16,009	25,955	31,156
Income (loss) from operations	1,789	2,854	(942)	4,643	(2,112)
Interest income (expense) and other, net	(55)	(71)	(55)	(126)	(60)
Income (loss) from continuing operations before provision for income taxes	1,734	2,783	(997)	4,517	(2,172)
Provision (benefit) for income taxes	61	84	(513)	145	(465)
Income (loss) from continuing operations, net of tax	1,673	2,699	(484)	4,372	(1,707)
Loss from discontinued operations, net of tax	-	(57)	(17,734)	(57)	(23,952)
Net income (loss)	$1,673	$2,642	$(18,218)	$4,315	$(25,659)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.04	$0.06	$(0.01)	$0.10	$(0.04)
Loss from discontinued operations	$-	$-	$(0.40)	$-	$(0.54)
Net income (loss)	$0.04	$0.06	$(0.41)	$0.10	$(0.58)

Diluted net loss per share:
Income (loss) from continuing operations	$0.04	$0.06	$(0.01)	$0.09	$(0.04)
Loss from discontinued operations	$-	$-	$(0.40)	$-	$(0.54)
Net income (loss)	$0.04	$0.06	$(0.41)	$0.09	$(0.58)

Shares used to compute per share amounts:
Basic	45,611	45,366	44,797	45,487	44,763
Diluted	46,299	46,096	44,797	46,195	44,763

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30	December 31
	2013	2012
ASSETS

Cash and investments	$15,534	$16,711
Accounts receivable, net	12,187	10,635
Inventories	10,600	10,560
Property and equipment, net	10,632	11,267
Goodwill	20,461	20,461
Other assets	4,008	3,345
Total assets	$73,422	$72,979

LIABILITIES

Accounts payable	$5,890	$10,738
Accrued compensation and benefits	2,925	4,493
Accrued commissions	515	817
Other accrued expenses	2,958	2,259
Short term borrowings against line of credit	-	8,000
Long term borrowings against line of credit	8,000	-
Total liabilities	20,288	26,307

STOCKHOLDERS' EQUITY

Common stock, par value	46	45
Additional paid-in capital	191,619	189,444
Accumulated other comprehensive loss	(255)	(226)
Accumulated deficit	(138,276)	(142,591)
Total stockholders' equity	53,134	46,672
Total liabilities and stockholders' equity	$73,422	$72,979

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2013	2013	2012	2013	2012
Income From Continuing Operations Reconciliation
GAAP Income (Loss)	$1,673	$2,699	$(484)	$4,372	$(1,707)
Acquisition and restructuring related costs	-	291	2,350	291	2,350
Share-based compensation	567	765	694	1,332	1,092
Lawsuit verdict contingency accrual	903	-	-	903	-
Amortization of purchased intangible assets	-	-	78	-	159
Non-GAAP Income	$3,143	$3,755	$2,638	$6,898	$1,894

Income Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.04	$0.06	$(0.01)	$0.09	$(0.04)
Effect of acquisition and restructuring related costs	-	0.01	0.05	0.01	0.05
Effect of share-based compensation	0.01	0.02	0.02	0.03	0.02
Effect of lawsuit verdict contingency accrual	0.02	-	-	0.02	-
Effect of amortization of purchased intangible assets	-	-	-	-	-
Non-GAAP Diluted Income Per Share	$0.07	$0.09	$0.06	$0.15	$0.03

Operating Income From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$1,789	$2,854	$(942)	$4,643	$(2,112)
Share-based compensation - COGS	14	(23)	36	(9)	49
Share-based compensation - R&D	191	225	228	416	369
Share-based compensation - SG&A	362	563	430	925	674
Lawsuit verdict contingency accrual	903	-	-	903	-
Acquisition and restructuring related costs	-	291	2,350	291	2,350
Amortization of purchased intangible assets	-	-	78	-	159
Non-GAAP Operating Income	$3,259	$3,910	$2,180	$7,169	$1,489

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$13,284	$12,671	$16,009	$25,955	$31,156
Share-based compensation - R&D	(191)	(225)	(228)	(416)	(369)
Share-based compensation - SG&A	(362)	(563)	(430)	(925)	(674)
Lawsuit verdict contingency accrual	(903)	-	-	(903)	-
Acquisition and restructuring related costs	-	(291)	(2,350)	(291)	(2,350)
Amortization of purchased intangible assets	-	-	(78)	-	(159)
Non-GAAP Operating Expenses	$11,828	$11,592	$12,923	$23,420	$27,604

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2013	2013	2012	2013	2012
Net Revenues by Geography
Americas	19%	23%	16%	21%	15%
Asia Pacific	71%	66%	73%	69%	71%
Europe	10%	11%	11%	10%	14%

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2013	2013	2012	2013	2012
Net Revenues by Type
PCI Express Revenue	75%	71%	67%	73%	66%
Connectivity Revenue	25%	29%	33%	27%	34%